APPENDIX A

                          TO THE HERITAGE MUTUAL FUNDS
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3


Heritage Cash Trust:
      Money Market Fund -- Class A, Class B and Class C shares
      Municipal Money Market Fund - Class A shares

Heritage Capital Appreciation Trust -- Class A, Class B and Class C shares

Heritage Income-Growth Trust -- Class A, Class B and Class C shares

Heritage Income Trust:
      High Yield Bond Fund -- Class A, Class B and Class C share
      Intermediate Government Fund -- Class A, Class B and Class C shares

Heritage Series Trust:
      Small Cap Stock Fund -- Class A, Class B and Class C shares
      Value Equity Fund -- Class A, Class B and Class C shares
      Growth Equity Fund -- Class A Class B and Class C shares
      Mid Cap Growth Fund - Class A, Class B and Class C shares
      Aggressive Growth Fund - Class A, Class B and Class C shares Eagle International Equity Portfolio -- Class A, Class B, Class C
        and Eagle Class shares



Dated:      January 2, 1998, as amended on July 27, 1998